UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2011
WEATHERFORD INTERNATIONAL LTD.
(Exact name of registrant as specified in its charter)

Switzerland	001-34258	98-0606750
(State or other jurisdiction of	Commission File Number	(I.R.S. Employer Identification
incorporation)		Number)

4-6 Rue Jean-François Bartholoni, 1204 Geneva
Switzerland	Not Applicable
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 41.22.816.1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On July 13, 2011, we amended our unsecured revolving credit facility to increase the facility size from US$1.75 billion to US$2.25 billion and extend the scheduled maturity date to July 13, 2016.
The amendment also decreased interest rate margins under the facility. After the amendment, indebtedness under the facility bears interest at a base rate (generally a prime rate) plus 0.025% or LIBOR plus 1.025%, with those margins subject to adjustment if the credit ratings of our senior debt change.
This summary of the Amendment does not describe all of the terms of the Amendment and is qualified by reference to the Amendment, a copy of which is attached to this filing and is incorporated herein by reference. There are representations and warranties contained in the Amendment that were made by the parties to each other as of specific dates. The assertions embodied in the representations and warranties were made solely for purposes of the Amendment and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the transaction documents’ terms. Moreover, certain of these representations and warranties may not be accurate and complete as of any specified date because (i) they may be subject to contractual standards of materiality that differ from standards generally applicable to investors, or (ii) they may have been used to allocate risk among the parties rather than to establish matters as facts. Based on the foregoing you should not rely on the representations and warranties included in the Amendment as statements of factual information, whether about the Company or any of its subsidiaries, any other persons, any state of affairs or otherwise.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

10.1	Amendment No. 1, dated July 13, 2011, to Credit Agreement with Weatherford Bermuda, Weatherford Delaware, Weatherford Liquidity Management Hungary Limited Liability Company, a Hungarian limited liability company and subsidiary of Weatherford Bermuda, Weatherford Capital Management Services Limited Liability Company, a Hungarian limited liability company and subsidiary of Weatherford Bermuda, the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.
Date: July 13, 2011	/s/ JOSEPH C. HENRY
Joseph C. Henry,
Vice President, Co-General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	Amendment No. 1, dated July 13, 2011, to Credit Agreement with Weatherford Bermuda, Weatherford Delaware, Weatherford Liquidity Management Hungary Limited Liability Company, a Hungarian limited liability company and subsidiary of Weatherford Bermuda, Weatherford Capital Management Services Limited Liability Company, a Hungarian limited liability company and subsidiary of Weatherford Bermuda, the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent.